Exhibit 99.1

Investor Contact: Alex Ovshey

Graphic Packaging Holding Company

404-710-8431

alex.ovshey@graphicpkg.com

Graphic Packaging Completes Combination with International Paper’s North America

Consumer Packaging Business

Highlights

•	Creates a leading integrated paper-based packaging company with approximately $6 billion of projected revenue and approximately $1 billion of projected EBITDA post-synergies

•	Expands existing and builds new platforms for integrated growth in SBS foodservice markets and folding carton converting

•	Targeting $75 million in synergies by the end of year three

•	Projected to be accretive to earnings in year one

•	No change to Graphic Packaging’s current Board of Directors or leadership team

Atlanta, GA, January 2, 2018 – Graphic Packaging Holding Company (NYSE: GPK) has completed the combination of Graphic Packaging’s existing businesses with International Paper’s (NYSE: IP) North America Consumer Packaging business. Graphic Packaging owns 79.5 percent of the combined company and will be the sole manager. International Paper will own 20.5 percent of the combined company. Graphic Packaging has assumed $660 million of International Paper debt and concurrently has amended and restated its senior secured credit agreement.

There is no change to Graphic Packaging’s current Board of Directors or leadership team. International Paper has a 2-year lock-up on the monetization of their ownership interest and cannot purchase GPK shares for a period of 5 years, subject to limited exceptions.

On a combined basis, Graphic Packaging is now a leading integrated paper-based packaging company with approximately $6 billion of projected revenue and approximately $1 billion of projected EBITDA post-synergies. Graphic Packaging is one of the largest producers of folding cartons and paper-based foodservice products in the United States, has strategic folding carton and foodservice converting positions globally, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated-recycled paperboard.

“We are excited to close this transformative transaction at the start of the new year, and the timing reflects the significant effort of both Graphic Packaging and International Paper employees,” said President and CEO Michael Doss. “We are very enthusiastic about the platform for future growth created by this combination and expect the transaction will significantly increase our mill production and converting scale. The combination meaningfully increases our exposure to the growing foodservice market, provides significant runway to realize synergies, and will drive strong financial results.”

“The $75 million in synergies is compelling and will be driven by cost reductions, increased paperboard integration, and procurement and mill efficiencies.”

“We welcome the talented employees of International Paper into Graphic Packaging, and look forward to delivering significant value from this transaction to our customers, employees, and shareholders in 2018 and beyond.”

Forward Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the effect of the transaction between International Paper and Graphic Packaging. All statements, other than historical facts, including the expected benefits of the transaction such as improved operations, enhanced revenues, earnings and cash flow, cost reductions, increased paperboard integration, synergies, growth potential, market profile, financial profile and accretion to shareholder value; the competitive ability and position of the combined company following completion of the proposed transaction; foodservice and folding carton converting market conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the proposed transaction; (2) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (3) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in integrating the businesses; (4) the ability of the combined company to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies of the combined company; (6) inability to retain and hire key personnel; (7) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may result in significant costs of defense, indemnification and liability; and (8) other risk factors as detailed from time to time in Graphic Packaging’s reports filed with the SEC, including Graphic Packaging’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and Graphic Packaging undertakes no obligation to update such statements, except as may be required by law.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated-recycled paperboard. The Company’s customers include many of the world’s most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.